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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K


                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                           THE SECURITIES ACT OF 1934



        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): OCTOBER 5, 1999



                INTERNATIONAL LOTTERY & TOTALIZATOR SYSTEMS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



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
         CALIFORNIA                        0-10294                              95-3276269
(STATE OR OTHER JURISDICTION OF     (COMMISSION FILE NUMBER)        (I.R.S. EMPLOYER IDENTIFICATION NO.)
       INCORPORATION)
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              2131 FARADAY AVENUE, CARLSBAD, CALIFORNIA, 92008-7297
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)



       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (760) 931-4000


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     This Current Report on Form 8-K is filed by International Lottery &
Totalizator Systems, Inc., a California corporation (the "Company"), in connection with the transactions described herein.

ITEM 1.  CHANGES IN CONTROL OF REGISTRANT

     Pursuant to a Stock Purchase Agreement dated as of September 8, 1999, on October 5, 1999 the Company consummated the sale of 6,933,817 shares of its Common Stock to Berjaya Lottery Management (H.K.) Limited ("Berjaya"). The purchase price for the shares was $.75 per share for an aggregate purchase price of $5,200,362.75. Prior to the purchase, Berjaya owned 2,311,500 shares, or approximately 38.5%, of the Company's outstanding Common Stock. As a result of the purchase, Berjaya now owns 9,245,317 shares, or approximately 71.4% of the Company's outstanding Common Stock. Berjaya also continues to have three representatives on the Company's nine member Board of Directors.



ITEM 7 - FINANCIAL STATEMENTS AND EXHIBITS

         (a)      Not applicable.

         (b)      Not applicable.

         (c)      Exhibits

         10.1 Stock Purchase Agreement dated as of September 8, 1999 by and between International Lottery & Totalizator Systems,
                  Inc. and Berjaya Lottery Management (H.K.) Limited.




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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 11, 1999



                             By: /s/ M. MARK MICHALKO
                                -------------------------------------------
                                      M. Mark Michalko
                                      President and Chief Executive Officer
                                      (Principal Executive Officer)



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                                  Exhibit Index

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Exhibit No.                 Title
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
(a)               Not Applicable.

(b)               Not Applicable.

(c)               Exhibits

10.1 Stock Purchase Agreement dated as of September 8, 1999 by and between International Lottery & Totalizator
                  Systems, Inc. and Berjaya Lottery Management (H.K.) Limited.
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